Exhibit 16.1

October 5, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Haymaker Acquisition Corp. 4 under Item 4.01 of its Form 8-K dated October 2, 2023. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Haymaker Acquisition Corp. 4 contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP

EH/ep

Marcum llp / 730 Third Avenue / 11th Floor / New York, NY 10017 / Phone 212.485.5500 / marcumllp.com